EXHIBIT 4.3
                     FORM OF FACE OF DEBT SECURITY

     (THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)*


     No.                                                     $

                            GTE CORPORATION

                               %           DUE

     GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Corporation"), for value received, hereby promises to pay to or registered assigns, the principal sum of
Dollars ** on
       ,     , and to pay interest on said principal sum from
,     or from the most recent interest payment date to which
interest has been paid or duly provided for, semi-annually on
and          in each year at the rate of      % per annum until
the principal hereof shall have become due and payable, and on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the
person in whose name this           (or one or more Predecessor
Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest
installment, which shall be the          or         , as the case
may be (whether or not a business day), next preceding such interest payment date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and
may be paid to the person in whose name this           (or one or
more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be
given to the registered holders of this series of       not less
than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any

______________

  * Insert the language that is in parentheses if a Global
   Security is used.

 ** Substitute foreign currency if denominated in other than U.S.
dollars.

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securities exchange on which the          may be listed, and upon
such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this shall be payable at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the registered
holder at such address as shall appear in the           register.

     This           shall not be entitled to any benefit under
the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this           are continued on the
reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Corporation has caused this Instrument to be executed.

                                   GTE CORPORATION



                                   By:


                                               Chairman


Attest:



___________________________

         Secretary


                (FORM OF CERTIFICATE OF AUTHENTICATION)

                     CERTIFICATE OF AUTHENTICATION


Dated ___________________


      This is one of the _________ of the series of Securities described in the within-mentioned Indenture.


The Bank of New York
  as Trustee




By:

       Authorized Signatory
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                  (FORM OF REVERSE OF DEBT SECURITY)


     This           is one of a duly authorized series of
Securities of the Corporation (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 1996, duly executed and delivered between the Corporation and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (herein referred to as the "Trustee"), as heretofore
supplemented, including by a      Supplemental Indenture dated as
of          , 199_ (said Indenture as so supplemented being
hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in
other respects as in the Indenture provided.  This        is one
of the series designated on the face hereof (herein called the " ") limited in aggregate principal amount to $___,000,000 (or the equivalent thereof in the case of foreign currencies or currency equivalents).

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of
the           may be declared, and upon such declaration shall
become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder
of this           (unless revoked as provided in the Indenture)
shall be conclusive and binding upon such holder and upon all
future holders and owners of this           and of any
issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this
 .






                                  -4-



     No reference herein to the Indenture and no provision of
this           or of the Indenture shall alter or impair the
obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and
interest on this           at the time and place and at the rate
and in the money herein prescribed.

     The           are issuable as registered           without
coupons.  (The               shall be in denominations of $l,000
or any multiple of $l,000.)*  (The             are issuable in
the form of a Global Security denominated in an amount equal to the aggregate principal amount of the
           .  Subject to Section 2.11 of the Indenture,)**
may be exchanged, upon presentation thereof for the purpose, at the office or agency of the Corporation in the Borough of
Manhattan, The City of New York, for other           of
authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charges in relation thereto. (If
at any time the Depository for the               notifies the
Corporation that it is unwilling or unable to continue as
Depository for the              or if at any time the Depository
for the             shall no longer be registered or in good
standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor
Depository for the             is not appointed by the
Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be,
Section 2.11 of the Indenture shall no longer be applicable to
the           and the Corporation will execute, and the Trustee
will authenticate and deliver,           in  definitive
registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of
the Global Security representing such          , in exchange for
such Global Security.  In addition, the Corporation may at any
time determine that the             shall no longer be
represented by a Global Security and that the provisions of
Section 2.ll of the Indenture shall no longer apply to the
 . In such event the Corporation will execute, and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation, will authenticate and deliver, in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, representing such
, in exchange for such Global Security.  Upon the exchange of the
Global Security for the             in definitive registered form
without coupons, in authorized denominations, the Global Security
shall be cancelled by the Trustee.  Such             in
definitive registered form issued in exchange for the Global Security pursuant to Section 2.11(c) of the Indenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.
The Trustee shall deliver such         to the persons in whose
names such
            are so registered, or to the Depository for delivery to such persons.)**


______________

 * Insert the language that is in parentheses only if a Global
   Security is not used and the issue is denominated in U.S.
   dollars.
** Insert the language that is in parentheses if a Global
   Security is used.







                                  -5-



     On and after          ,      the           may be redeemed,
on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Corporation as follows:

     As provided in the Indenture and subject to certain
limitations therein set forth, this           is transferable by
the registered holder hereof on the           register of the
Corporation, upon surrender of this           for registration of
transfer at the office or agency of the Corporation to be maintained by the Corporation in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or
more new           of authorized denominations and for the same
aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of
this          , the Corporation, the Trustee, any paying agent
and any           registrar may deem and treat the registered
holder hereof as the absolute owner hereof (whether or not this shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest due hereon and for all other purposes, and neither the Corporation nor the
Trustee nor any paying agent nor any           registrar shall be
affected by any notice to the contrary. (Notwithstanding the foregoing, except as otherwise provided in Section 2.11 of the
Indenture, this             may be transferred, in whole but not
in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.)*

     No recourse shall be had for the payment of the principal of
(or premium, if any) or the interest on this          , or for
any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.


_____________

*  Insert the language that is in parentheses if a Global
Security is used.









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